Exhibit (a)(11)

Oshkosh Corporation Investor Slides November 2012 Charles L. Szews Chief Executive Officer David M. Sagehorn Executive Vice President and Chief Financial Officer Patrick N. Davidson Vice President, Investor Relations

Forward-Looking Statements These slides includes forward-looking statements. To the extent this presentation constitutes proxy solicitation material to which the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) applies, the Company believes such statements to be “forward looking” within the meaning of the PSLRA. All statements other than statements of historical fact, including, without limitation, statements regarding the Company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations, are forward-looking statements. When used in this presentation, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the cyclical nature of the Company’s access equipment, commercial and fire & emergency markets, especially in the current environment where there are conflicting signs regarding the future global economic outlook; the expected level and timing of the DoD procurement of products and services and funding thereof; risks related to reductions in government expenditures in light of U.S. defense budget pressures and an uncertain DoD tactical wheeled vehicle strategy; the ability to increase prices to raise margins or offset higher input costs; increasing commodity and other raw material costs, particularly in a sustained economic recovery; risks related to the Company’s exit from its ambulance business, including the amounts of related costs and charges; risks related to facilities consolidation and alignment, including the amounts of related costs and charges and that anticipated cost savings may not be achieved; the duration of the ongoing global economic weakness, which could lead to additional impairment charges related to many of the Company’s intangible assets and/or a slower recovery in the Company’s cyclical businesses than Company or equity market expectations; the potential for the U.S. government to competitively bid the Company’s Army and Marine Corps contracts; risks related to the collectability of receivables, particularly for those businesses with exposure to construction markets; the cost of any warranty campaigns related to the Company’s products; risks related to production or shipment delays arising from quality or production issues; risks associated with international operations and sales, including foreign currency fluctuations and compliance with the Foreign Corrupt Practices Act; risks related to actions of activist shareholders, including the amount of related costs; the Company’s ability to successfully execute on its strategic road map and meet its long-term financial goals; risks and uncertainties associated with the pending tender offer for the Company's shares, the outcome of any litigation related to the offer or any other offer or proposal, and the Board’s recommendation to the shareholders concerning the offer or any other offer or proposal. Additional information concerning these and other factors is contained in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation, and disclaims any obligation, to update information contained in this presentation. Investors should be aware that the Company may not update such information until the Company’s next quarterly earnings conference call, if at all. 2 OSK November Investor Slides November 2012

IMPORTANT INFORMATION FOR INVESTORS AND SHAREHOLDERS This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the tender offer for the shares of the Company commenced by IEP Vehicles Sub LLC and Icahn Enterprises Holdings L.P., the Company has filed a solicitation/recommendation statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission (“SEC”). INVESTORS AND SHAREHOLDERS OF OSHKOSH ARE URGED TO READ THE SOLICITATION / RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a copy of these documents free of charge at the SEC’s website at www.sec.gov. These materials are also available without charge on the Company’s website at www.oshkoshcorporation.com. In addition, copies of these materials may be requested from the Company’s information agent, Innisfree M&A Incorporated, toll-free at (877) 750-9499. ADDITIONAL INFORMATION AND WHERE TO FIND IT The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2013 Annual Meeting of Shareholders (the “2013 Annual Meeting”). The Company plans to file a proxy statement with the SEC in connection with the solicitation of proxies for the 2013 Annual Meeting (the “2013 Proxy Statement”). SHAREHOLDERS ARE URGED TO READ THE 2013 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants, none of whom owns in excess of 1 percent of the Company’s common stock, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2013 Proxy Statement and other materials to be filed with the SEC in connection with the 2013 Annual Meeting. This information can also be found in the Company’s Annual Report on Form 10-K for the year ended September 30, 2011, filed with the SEC on November 16, 2011, and in the Company’s definitive proxy statement for its 2012 Annual Meeting of Shareholders (the “2012 Proxy Statement”), filed with the SEC on December 12, 2011. To the extent holdings of the Company’s securities have changed since the amounts printed in the 2012 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Shareholders will be able to obtain, free of charge, copies of the 2013 Proxy Statement and any other documents (including the WHITE proxy card) filed by the Company with the SEC in connection with the 2013 Annual Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.oshkoshcorporation.com) or by writing to Ms. Margaret Wacholtz, Oshkosh Corporation, P.O. Box 2566, Oshkosh, Wisconsin, 54903-2566. In addition, copies of the proxy materials, when available, may be requested from the Company’s proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022 or toll-free at (877) 750-9499. 3 OSK November Investor Slides November 2012

Framing the Opportunity

Moving the World at Work Our vehicles move people and materials at work Most protect people or property Many lift people or property All do so safely and efficiently Often share common customers/distribution channels JLG, Jerr-Dan, IMT, McNeilus and Pierce sell into rental channel Every segment sells to the U.S. federal government Share common components/suppliers, technologies and manufacturing processes Scale is important to be competitive 5 OSK November Investor Slides November 2012

Poised to Deliver Results MOVE strategy expected to deliver higher margins throughout cycle Market recovery, from deep cycle, has commenced Is expected to overcome defense downturn Oshkosh processes and team support execution of MOVE FY12 FY15E Industry Leading Brands (1) Access Equipment #1 Global Fire Apparatus #1 Global Airport Products #1 Global Defense TWV (2) #1 Global Concrete Mixers #1 Americas Refuse Collection #1 Americas 6 * Unaudited non-GAAP results as of October 26, 2012. See Appendix for reconciliation to GAAP results. (1) Based on Company estimates. (2) Oshkosh Defense is the leading supplier of heavy, medium and tactical wheeled vehicles for the U.S. Armed Services. OSK November Investor Slides November 2012

MOVE – The Right Strategy Focuses on drivers that create highest shareholder value Recognizes constraints of markets, balance sheet and business valuations Expected to drive higher incremental margins across non-Defense businesses over cycle 7 OSK November Investor Slides November 2012

Market Recovery Overcomes Defense Downturn Key North American markets in slow recovery Old fleets need to be renewed Construction recovery expected to strengthen in FY13 and beyond Mining, infrastructure and economic development aiding key Oshkosh markets in Latin America, Australia, Middle East & Asia European recovery delayed, but expected to extend AWP cycle Green solutions, rising safety standards and productivity requirements suggest stronger demand for Oshkosh products Oshkosh will manage its Defense business to remain profitable 8 OSK November Investor Slides November 2012

Leveraging a Common Structure: Oshkosh Operating System Customer-centric application of lean principles Sets guiding principles for relationships with customers Improves processes needed to deliver key elements of MOVE Supports drive to improve cash flow Implementation gaining momentum Company-wide foundation for building shareholder value 9 OSK November Investor Slides November 2012

Focused Board and Management Team Successfully navigated through unprecedented economic conditions Diverse & complementary backgrounds Continually developing/acquiring talent Incentive compensation objectives strongly aligned with shareholder interests Acting decisively for shareholders 10 OSK November Investor Slides November 2012

MOVE Delivered in FY 12 11 Oshkosh Corporation Full Year Revenue $8.18B Adjusted Operating Income* $402M Adjusted Operating Income Margin* 4.9% Adjusted EPS* $2.27 Total Debt $955M Net Debt (Total debt less cash) $414M Achieved Adjusted EPS* of $2.27 September 14 Analyst Day estimate range: $2.05 - $2.15 Raised expectations several times throughout the year Generated $215 million of free cash flow* International sales increased to 19% in FY12 from 17% in FY11 Significant wins for Defense 750 M-ATVs for U.A.E. JLTV engineering and manufacturing development contract award * Unaudited non-GAAP results as of October 26, 2012. See Appendix for reconciliation to GAAP results.

MOVE Highlights

Market Recovery and Growth

OSHKOSH

Expect strong market recovery in our Non-Defense businesses…

Non-Defense Revenue [1] ($ in Billions)


6
4
2
0
~10% CAGR
(FY12-FY15)
FY11
FY12
FY15E

Non-Defense Operating Income [1] ($ in Millions)


400
350
300
250
200
150
100
50
0
~$220M
Opportunity
(FY12-FY15)
FY11
FY12 (2)
FY15E

(1) Reflects estimated benefits of market recovery captured in financial estimates. Does not include benefits of other MOVE initiatives. Market recovery operating income growth opportunity from FY11 to prior peak sales levels for non-Defense segments estimated at ~$500 million.

(2) Based on unaudited September 14, 2012 Analyst Day estimate for FY12 non-Defense segments operating income, which excluded costs to exit ambulance and European mobile medical businesses.

MOVE

OSK November Investor Slides November 2012 13

Optimizing Cost Initiatives Progressing Expect annualized 62 bps impact for FY13 from actions implemented in FY12 Announced conversion of salaried defined benefit pension plans to defined contribution plans effective January 1, 2013 Reduces cash flow and expense volatility Significantly reduced supplemental executive retirement benefits Eliminated post-employment health benefits for certain current salaried employees 14 E = Company estimates A = Actual results OSK November Investor Slides November 2012

Value Innovation Driving ~$350 million incremental annual revenue by FY15 (1) Disciplined, resourced execution of multi-generational product and technology plans in all segments Integrated project teams charged with improving product launch processes and adherence to project KPIs Customer First focus driving all innovation 15 (1) Compared with FY12 OSK November Investor Slides November 2012

Emerging Market Expansion > 25% of revenues by FY15 (30% by FY16) Expanding sales, service and manufacturing operations Forward deploying business development professionals for Defense Developing products for global markets Leveraging international facilities across segments 16 FY11 FY15E FY12 ~10%-15% CAGR (FY12-FY15) OSK November Investor Slides November 2012

Signs of Recovery

The Access Equipment Advantage 18 JLG is positioned for sustained industry leading performance OSK November Investor Slides November 2012

North American Rental Companies are Refreshing Their Fleets, Increasing Market Penetration 19 Total Construction Spending (Y-O-Y % Change) NA Rental Equipment Access - Fleet Age (AWP and TMH) NA Rental Equipment Company Fleet Utilization NA Rental Equipment Company CapEx (Y-O-Y % Change) Source: IHS Global data/projections Based on International Rental News/Dan Kaplan sample of medium to large NA rental equipment companies (United Rental, RSC, H&E, HERC). Based on International Rental News/Dan Kaplan sample of medium to large NA rental equipment companies (United Rental, RSC, H&E, HERC). Source: Rouse Rental Report. Calendar year-end data for 2009-11 and September 2012. -90 -60 -30 0 30 60 90 120 150 2004 2005 2006 2007 2008 2009 2010 2011 CapEx 50 55 60 65 70 75 1Q'10 2Q'10 3Q'10 4Q'10 1Q'11 2Q'11 3Q'11 4Q'11 1Q'12 2Q'12 3Q'12 Ind. Avg. OSK November Investor Slides November 2012

North America – Strong Rental and Market Conditions, Sustained Growth Cycle Favorable construction spending outlook Rental industry robust Fleet age 55+ months (near peak) Utilization near 70% (trending up) Strong CapEx plans Rental penetration continues upward trajectory Energy projects, industrial retooling driving demand Source: Company estimates 20 FY15E still well short of prior peak unit volume 6%-8% CAGR (FY12-FY15) (1)

EAME – Some Bright Spots Despite Economic Uncertainty

OSHKOSH

- ⬆ Nordics, Benelux and Germany
- ⬆ Russia (infrastructure), South Africa (mining) and Middle East (energy and infrastructure)
- ⬆ Relative stability in agriculture
- ⬇ Economic uncertainty in Southern Europe

FY15E AWP volume ~50% of peak; Telehandler volume higher as 60% of demand comes from Ag



Telehandlers
AWPs
(Units in Thousands)
100
80
60
40
20
0
JLG primarily serves the AWP market in EAME
6%-8% CAGR (FY12-FY15)
FY08
FY09
FY10
FY11
FY12E
FY13E
FY14E
FY15E

Source: Company estimates

OSK November Investor Slides November 2012 21

Latin America – Brazil Remains Attractive, Construction Strengthening Throughout Major projects with over $500 billion in investment expected in Brazil Rental concept strengthening Product adoption increasing in Mexico, Chile and Panama Inconsistent supply of capital 22 15%-20% CAGR (FY12-FY15) Demand driven by Olympics, FIFA World Cup and mining Source: Company estimates

Asia Pacific – Australia Steady, China in Early Phase of Adoption Australia energy, mining and supporting infrastructure Rental concept emerging in China Vietnam, Indonesia and Malaysia showing potential Singapore adoption growing Slow recovery in Japan and South Korea 23 >10% CAGR (FY12-FY15) Product adoption drives growth faster than GDP increase JLG – Led Formation of China Work Safety Committee (WSC) Source: Company estimates

The Oshkosh Defense Advantage 24 Defense industry expertise that leverages the full capabilities of Oshkosh Corporation OSK November Investor Slides November 2012

Adapting to the Domestic Defense Spending Downturn 25 Current Operations Profile New Vehicle Production Aftermarket & Modernization Tech & Product Development Future Operations Profile New Vehicle Production Aftermarket & Modernization Tech & Product Development HEAVY, MEDIUM & MRAP VEHICLES MEDIUM, MRAP & LIGHT VEHICLES Compete to win in the Light vehicle segment Optimize our cost structure OSK November Investor Slides November 2012

L-ATV The Oshkosh JLTV Solution The future of light tactical vehicles JLTV EMD contract award 22 prototypes Testing and evaluation Oshkosh JLTV solution Oshkosh TAK-4i intelligent independent suspension system Latest automotive technologies Advanced crew protection system 26 Unprecedented levels of protection, speed and off-road mobility for a light vehicle OSK November Investor Slides November 2012

The Fire & Emergency Advantage 27 Innovation Leader Premier Distribution and Service Unrivaled Product Performance #1 Brands Leading global provider of specialty vehicles that serve, protect and save lives OSK November Investor Slides November 2012

Poised for Success in Challenging U.S. Market Lower federal funding expected to impact FY13 Expect modest municipal recovery beginning in FY14 Improving cost structure Exiting under-performing businesses Rightsizing Targeting market share growth of core products Custom pumpers Aerials 28 Expect U.S. fire markets to bottom in FY13, modest improvement on the horizon OSK November Investor Slides November 2012

International Market Growth Opportunities Expect continued growth in developing countries Investing in safety and security Expanding infrastructure World air traffic projected to continue growing Middle East and Asia Pacific expected to increase 8%-10% per year Driving increased demand for Oshkosh Airport Products International customers seeking technologically superior products 29 (1) Source: Air Traffic Growth (regional growth in passenger kilometers) per International Civil Aviation Organization Pierce Industrial Pumper, Liaoning Province, China (1) OSK November Investor Slides November 2012

The Commercial Advantage: Street Smart, Street Tough 30 Integrated factory Refuse collection vehicle product line Alternative fuel technology OSK November Investor Slides November 2012

U.S. Mixer Market Unit Growth Analysis

Housing Starts Forecast



Housing Starts in Millions
2.0
1.8
1.6
1.4
1.2
1.0
0.8
0.6
0.4
0.2
0.0
2011
2012E
2013E
2014E
2015E
Moodys
Global Insight
Portland Cement Association
Average Analyst Estimate

FY12 - FY15 CAGR 46%



Market Size (Units)
12,000
10,000
8,000
6,000
4,000
2,000
0
Assumed one year delay in mixer demand vs. starts correlation!
< 50% of FY06 Volume
FY06
FY07
FY08
FY09
FY10
FY11
FY12E
FY13E
FY14E
FY15E

- Housing starts assumptions: 0.8 million in FY13; 1.2 million in FY14; and 1.4 million in FY15
- Concrete mixer parts demand was up 20% in FY12 and up >100% from the recessionary low
- Wallboard loader demand recovery recently started
- September housing starts up 15%* over August

* U.S. Census Bureau News Joint Release, U.S. Department of Housing and Urban Development, New Residential Construction in September 2012, October 17, 2012

OSK November Investor Slides November 2012 31

Significant Opportunity with Modest RCV Recovery RCV market expected to be driven by: Population growth – CAGR 1% Market recovery / fleet age – CAGR 1% Construction and demolition – CAGR 1% 32 Realistic projections based on historical data ~3% CAGR (FY12-FY15) OSK November Investor Slides November 2012

Financial Outlook

Expectations for FY13*

- Revenues of $7.5B to $7.8B
- Operating income of $380M to $420M
- EPS from continuing operations of $2.35 to $2.60

Segment information

Measure	Access Equipment	Defense	Fire & Emergency*	Commercial
Sales (billions)	$2.8-$3.0	$3.3-$3.4	$0.72-$0.75	$0.72-$0.75
Operating Income Margin	9.5%-10.0%	5.0%-5.5%	2.0%-2.5%	4.5%-5.0%

Additional expectations

- Corporate expenses up ~10% (higher IT investment)
- Tax rate of ~33%
- CapEx of ~$70 million
- Free cash flow $75 - $100 million
- Share count of ~91.5 million

Comments on First Quarter

- Seasonally lowest quarter for sales and EPS

* FY13 expectations are as of October 26, 2012 and do not include additional expected costs associated with the exit of the ambulance business in the Fire & Emergency segment and costs, which could be substantial, related to a tender offer and proxy contest by Mr. Carl Icahn.

OSK November Investor Slides November 2012 34

Disciplined Capital Allocation Framework Continually review capital structure Apply free cash flow to uses that we believe provide highest returns Expect to opportunistically use free cash flow to return capital to shareholders or for acquisitions 35 Return capital to shareholders Re-invest in core business Invest in external growth opportunities Hold cash Reduce debt Long-term targeted capital structure OSK November Investor Slides November 2012

Poised to Deliver Results MOVE strategy expected to deliver higher margins throughout cycle Market recovery, from deep cycle, has commenced Is expected to overcome defense downturn Oshkosh processes and team support execution of MOVE 36 FY12 FY15E Industry Leading Brands (1) Access Equipment #1 Global Fire Apparatus #1 Global Airport Products #1 Global Defense TWV (2) #1 Global Concrete Mixers #1 Americas Refuse Collection #1 Americas * Unaudited non-GAAP results as of October 26, 2012. See Appendix for reconciliation to GAAP results. (1) Based on Company estimates. (2) Oshkosh Defense is the leading supplier of heavy, medium and tactical wheeled vehicles for the U.S. Armed Services. OSK November Investor Slides November 2012

Appendix

Access Equipment Sales Outlook(1) Cost pass throughs of emission standards changes, Caterpillar telehandler volume, emerging market penetration and pricing expected to lift sales beyond $3.2 billion prior peak Sales growth expected to accelerate in FY14, and particularly in FY15, as fleet expansion follows U.S. nonresidential construction recovery 38 FY12-FY15 ~11% CAGR (1) Sales to external customers

Access Equipment Operating Income Margin Outlook Steady margin improvement expected over next three years Operating income margin in the last cycle peaked at 11.3% Operating income margins reduced by ~ $50 million of annual intangible amortization 39 * Unaudited non-GAAP results as of October 26, 2012. See Appendix for reconciliation to GAAP results.

Access Equipment Operating Income Margin Drivers MOVE impact expected to accelerate in FY14 and FY15 as FY12 and FY13 investments provide returns Numerous “O” initiatives already providing benefits 40 * Unaudited non-GAAP results as of October 26, 2012. See Appendix for reconciliation to GAAP results. OSK November Investor Slides November 2012

Baseline Defense Revenue

OSHKOSH



Net Sales ($ in Billions)
Sales
Baseline(1)
Target
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
FY04
FY05
FY06
FY07
FY08
FY09
FY10
FY11
FY12
FY13E
FY14E
FY15E
$1.5-$2.0
$0.8-$1.5
JLTV EMD
GMV 1.1
HMMWV Upgrades
Int'l M-ATV
MSVS
P-19R, and More



Family of Heavy Tactical Vehicles (FHTV)
Logistics Vehicle System Replacement (LVSR)
Medium Tactical Vehicle Replacement (MTVR)
M-ATV
Int'l M-ATV and Other
Family of Medium Tactical Vehicles (FMTV)
SandCat
Vehicle Support, Aftermarket and Lifecycle Sustainment Services

(1) Baseline assumed in Oshkosh's EPS outlook

OSK November Investor Slides
November 2012
41

Baseline sales in FY15E, assuming no contract wins, decline to $800 million Target sales for FY15E is $1.5 billion based on initiatives to drive global and aftermarket sales Defense Sales Outlook 42 (1) Baseline assumed in Oshkosh’s EPS outlook $1.5 $0.8 (Sales in Billions) $4.4 $3.9 $3.3 - $3.4 $2.0 Target Baseline (1) $1.5 Target Baseline (1) OSK November Investor Slides November 2012

Defense Operating Income Margin Outlook Company will adjust cost structure as needed to remain profitable New contract wins present upside to Baseline 43 * Unaudited non-GAAP results as of October 26, 2012. See Appendix for reconciliation to GAAP results. (Operating Income Margin %) 12.5% 6.0% 5.0%-5.5% Baseline ~3.0% Baseline ~2.0% OSK November Investor Slides November 2012

Fire & Emergency Sales Outlook Includes actual sales of Medtec ambulance business (Company is exiting this business in 1H FY13) of $29 million in FY11, $40 million in FY12 and estimated sales of $15 million in 1H FY13 Expect domestic fire apparatus to bottom in FY13E then begin slow recovery Solid airport products and broadcast growth expected from FY13E – FY15E, buoyed by international demand 44 ~5.0% - 7.0% CAGR * Unaudited non-GAAP results as of October 26, 2012. See Appendix for reconciliation to GAAP results.

Fire & Emergency Operating Income Margin Outlook Exit of under performing businesses moderately lifts margins in FY13; when exit complete, Company will seek to accelerate margin improvement Operating income margin expected to recover to mid-single digits in FY14 45 FY11* FY12* FY13E FY15E * Unaudited non-GAAP results as of October 26, 2012. See Appendix for reconciliation to GAAP results.

Fire & Emergency Operating Income Margin Drivers 46 (1) Margins impacted by emerging market investments Over time, Company will seek to accelerate margin recovery targets despite soft domestic markets * Unaudited non-GAAP results as of October 26, 2012. See Appendix for reconciliation to GAAP results.

Commercial Sales Outlook(1) Housing recovery expected to drive strong concrete mixer demand by FY15 > 40% concrete mixer FY12 - FY15E sales CAGR Modest refuse collection vehicle growth outlook 47 $498 $670 $725 – $750 ~$1,250 > 20% CAGR (FY12-FY15) (1) Sales to external customers Mixer and Other Refuse

Commercial Operating Income Margin Outlook Margin improvement expected to accelerate in FY14 and FY15 as concrete mixer volumes recover 48 * Unaudited non-GAAP results as of October 26, 2012. See Appendix for reconciliation to GAAP results.

Commercial Operating Income Margin Drivers Reasonable market recovery assumptions drive significant fixed cost absorption benefits Growth in Americas outside U.S. is included in “M” initiatives driver Segment continues to evaluate emerging market initiatives outside of the Americas 49 * Unaudited non-GAAP results as of October 26, 2012. See Appendix for reconciliation to GAAP results.

Non-GAAP to GAAP Reconciliation The table below presents a reconciliation of the Company’s presented unaudited non-GAAP measures as of October 26, 2012 to the most directly comparable GAAP measures (in millions, except per share amounts): 50 2012 2011 2012 2011 Consolidated Access equipment segment Non-GAAP operating income margin 4.9% 7.0% Non-GAAP operating income margin 7.8% 3.3% Non-GAAP operating income 401.6 $ 528.2 $ Non-GAAP operating income 228.9 $ 67.0 $ Restructuring-related charges (18.6) (18.2) Restructuring-related charges 0.3 (1.7) $ Curtailment expense (3.4) - GAAP operating income 229.2 $ 65.3 $ Proxy contest costs (6.6) - GAAP operating income margin 7.9% 3.2% Long-lived asset impairment charges - (2.0) GAAP operating income 373.0 $ 508.0 $ Defense segment GAAP operating income margin 4.6% 6.7% Non-GAAP operating income margin 6.0% 12.5% Non-GAAP operating income 237.0 $ 546.7 $ Consolidated Restructuring-related charges - (3.7) Non-GAAP provision for income taxes 115.0 $ 163.5 $ Curtailment expense (0.5) - Income tax benefit associated with pre-tax charges (10.3) (7.3) GAAP operating income 236.5 $ 543.0 $ Discrete tax benefits (40.3) (11.1) GAAP operating income margin 6.0% 12.4% GAAP provision for income taxes 64.4 $ 145.1 $ Fire & emergency segment Non-GAAP earnings per share attributable to Non-GAAP operating income margin 1.0% 1.7% Oshkosh Corporation from continuing operations-diluted 2.27 $ 3.07 $ Non-GAAP operating income 7.9 $ 13.3 $ Restructuring-related charges, net of tax (0.13) (0.13) Restructuring-related charges (18.8) (12.4) Curtailment expense, net of tax (0.02) - Curtailment expense (2.0) - Proxy contest costs, net of tax (0.05) - Long-lived asset impairment charges - (2.0) Long-lived asset impairment charges, net of tax - (0.01) GAAP operating income (loss) (12.9) $ (1.1) $ Discrete tax benefits 0.44 0.12 GAAP operating income margin (1.6)% (0.1)% GAAP earnings per share attributable to Oshkosh Corporation from continuing operations-diluted 2.51 $ 3.05 $ Commercial segment Non-GAAP operating income margin 4.6% 0.8% Non-GAAP operating income 32.2 $ 4.3 $ Net cash flows provided by operating activities 268.3 $ Restructuring-related charges (0.1) (0.4) Additions to property, plant and equipment (55.9) GAAP operating income 32.1 $ 3.9 $ Additions to equipment held for rental (8.4) GAAP operating income margin 4.6% 0.7% Proceeds from sale of property, plant and equipment 7.6 Proceeds from sale of equipment held for rental 3.7 Corporate Free cash flow 215.3 $ Non-GAAP operating expenses (104.6) $ (107.1) $ Proxy contest costs (6.6) - Curtailment expense (0.9) - GAAP operating expenses (112.1) $ (107.1) $ Fiscal Year Ended September 30, Fiscal Year Ended September 30,

Appendix: Commonly Used Acronyms

ARFF	Aircraft Rescue and Firefighting	M-ATV	MRAP All-Terrain Vehicle
AWP	Aerial Work Platform	MECV	Modernized Expanded Capability Vehicle
CNG	Compressed Natural Gas	MRAP	Mine Resistant Ambush Protected
DoD	Department of Defense	MSVS	Medium Support Vehicle System (Canada)
EAME	Europe, Africa & Middle East	MTT	Medium Tactical Truck
EMD	Engineering & Manufacturing Development	NPD	New Product Development
FHTV	Family of Heavy Tactical Vehicles	OI	Operating Income
FMS	Foreign Military Sales	PLS	Palletized Load System
FMTV	Family of Medium Tactical Vehicles	PUC	Pierce Ultimate Configuration
HEMTT	Heavy Expanded Mobility Tactical Truck	RCV	Refuse Collection Vehicle
HET	Heavy Equipment Transporter	RFP	Request for Proposal
HEWATT	HEMTT-Based Water Tender	ROW	Rest of World
HMMWV	High Mobility Multi-Purpose Wheeled Vehicle	SMP	Standard Military Pattern (Canadian MSVS)
JLTV	Joint Light Tactical Vehicle	TACOM	Tank-automotive and Armaments Command
JPO	Joint Program Office	TDP	Technical Data Package
JROC	Joint Requirements Oversight Council	TFFT	Tactical Fire Fighting Truck
JUONS	Joint Urgent Operational Needs Statement	TPV	Tactical Protector Vehicle
KPIs	Key Performance Indicators	TWV	Tactical Wheeled Vehicle
L-ATV	Light Combat Tactical All-Terrain Vehicle	UCA	Undefinitized Contract Action
LVSR	Logistic Vehicle System Replacement	UIK	Underbody Improvement Kit (for M-ATV)

OSK November Investor Slides November 2012 51

For more information contact: Patrick N. Davidson Vice President, Investor Relations 920 966-5939 pdavidson@oshkoshcorp.com Tina Schmiedel Director, Investor Relations 920 233-9235 tschmiedel@oshkoshcorp.com